Exhibit 10.6

SALES AND PROJECT COORDINATION AGREEMENT

This Sales and Project Coordination Agreement (this “Agreement”) is made as of the 1st day of March, 2006, by and between Rare Earth Development Company, an Arizona corporation, and InnSuites Hospitality Trust, an Ohio real estate investment trust.

WHEREAS, Rare Earth Development Company is owned by the Wirth family, including Pam Barnhill, Division Vice President of Rare Earth Development Company and daughter of James Wirth;

WHEREAS, Rare Earth Development Company, through its division Rare Earth Realty, is a licensed Arizona Real Estate Broker and a Multiple Listing Service (MLS) agent;

WHEREAS, James Wirth is President of both Rare Earth Development Company and InnSuites Hospitality Trust; and

WHEREAS, InnSuites Hospitality Trust is in the process of converting certain hotel units into condo-hotel units (the “Project”).

NOW, THEREFORE, subject to the terms, conditions, covenants and provisions of this Agreement, Rare Earth Development Company and InnSuites Hospitality Trust mutually covenant and agree as follows:

I. SERVICES PROVIDED

Upon the terms and subject to the conditions of this Agreement, Rare Earth Development Company will provide the following services to InnSuites Hospitality Trust with respect to hotel properties owned or controlled by InnSuites Hospitality Trust and designated by its Board of Trustees for conversion into condo-hotel units:

A. Project coordination, including, without limitation, working with engineers, architects, consultants, contractors and government officials, and applying for and obtaining required approvals, licenses and permits for the Project.

B. Marketing coordination, including, without limitation, developing and placing advertisements in an cost-effective manner. The cost of such advertisements will be borne by InnSuites Hospitality Trust.

C. Sales, including Multiple Listing Service (MLS) listings.

D. Financing and closing coordination with individual buyers, including, without limitation, coordination of the Arizona Department of Real Estate subdivision approval with the title company.

II. CONSIDERATION

A. InnSuites Hospitality Trust agrees to pay Rare Earth Development Company a fee equal to 6.0% of the sales price of each condo-hotel unit, payable contingent upon the sale and closing of the related condo-hotel unit.

B. Rare Earth Development Company agrees to split any fees with unaffiliated brokers on a 50/50 basis.

C. If InnSuites Hospitality Trust provides seller financing for a sale of a condo-hotel unit, Rare Earth Development Company will defer the payment of its brokerage fee over a two-year period (with 1/3 payable at closing, 1/3 payable, with interest at the contract rate, on the first anniversary of closing, and 1/3 payable, with interest at the contract rate, on the second anniversary of closing, provided, in each case, that the buyer is not in default of its obligations to InnSuites Hospitality Trust).

III. TERM

This Agreement shall become effective as of the date hereof and shall remain in force until March 1, 2008. This Agreement may be terminated prior to that date by either party upon 90 days prior written notice to the other party.

IV. MISCELLANEOUS

A. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all previous negotiations, commitments and writings with respect to such subject matter.

B. This Agreement may be executed in a number of identical counterparts. If so executed, each of such counterparts is to be deemed an original for all purposes and all such counterparts shall, collectively, constitute one agreement.

C. The validity, interpretation and performance of this Agreement and any dispute connected herewith shall be governed and construed in accordance with the laws of the State of Arizona.

D. This Agreement shall not be assignable, in whole or in part, directly or indirectly without the prior written consent of the other party.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

RARE EARTH DEVELOPMENT COMPANY By: /s/ James F. Wirth James F. Wirth President	INNSUITES HOSPITALITY TRUST By: /s/ Marc E. Berg Marc E. Berg Executive Vice President